SECTION 302 CERTIFICATION

I, E. Robert Gates, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of All State Properties Holdings, Inc. for the quarter ended September 30, 2009;

2.

Based on my knowledge, this report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.

The registrant's other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

a.

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under my supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to me by others within those entities, particularly during the period in which this report is being prepared;

b.	Paragraph omitted in accordance with SEC transition instructions contained in SEC Release No. 33-8238;

c.

Evaluated the effectiveness of the Registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.

Disclosed in this report any change in the Registrant's internal control over financial reporting that occurred during the registrant's fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Registrant's internal control over financial reporting; and

e.

Other individuals were in control of the accounting during much of the quarter ending June 30, 2009 and for all the quarter ended June 30, 2008 and thus I was not in control, and during which time, I was not responsible. Events possibly occurred during those periods for which I was not responsible, was not knowledgeable about, nor did I exercise control during those periods.  I am not aware of any such events, and none have come to my attention during the period of my control.

5.

I have disclosed, based on my most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the registrant's board of directors (or persons performing the equivalent functions):

a.

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant's ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal control over financial reporting.

Dated: November 23, 2009	By:	/s/ E. Robert Gates
E. Robert Gates
Chairman and Chief Executive Officer